Exhibit 3.1

CERTIFICATE OF INCORPORATION OF
Digital Commerce  Solutions Inc.

FIRST: The name of the corporation   is: Digital  Commerce  Solutions Iuc.

SECOND: Its registered office i n the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware J 9958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful activity for  which  corporations may be organized  under the General  Corporation  Law of  Delaware.

FOURTH: The total number of authorized shares which the corporation is authorized to issue is 75,000,000  shares of  common  stock  having  a par  value  of  $0.000I per  share and 15,000,000  shares of preferred  stock  having  a par  value  of $0.000I per   share.

The number of authorized shares of preferred stock or of common stock may be raised by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon.

All shares of common stock shall be identical and each share of common  stock shall be entitled to one vote on all  matters.

The board of directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included i n any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions  thereof.

FIFTH: The business and affairs of the corporation shall  be  managed  by  or  under  the  direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws  of the corporation.

SIXTH: This corporation shall be perpetual unless otherwise decided by  a  majority  of  the  Board of Directors.

SEVENTH: In furtherance and not in limitation of the powers conferred by the  laws  of  Delaware,  the board of   directors is authorized to amend or repeal  the   bylaws.

EIGHTH: The corporation reserves the right to amend or repeal any  provision  in  this  Certificate of Incorporation  in the manner  prescribed  by the laws of  Delaware.

NINTH: The incorporator is Richard H. Bell in  care  of  Harvard  Business  Services,  Inc.,  whose  mailing address is  16192 Coastal  Highway, Lewes,  DE  19958-9766.

TENTH: To the fullest extent permitted by the  Delaware  General Corporation  Law a director  of this corporation shall not be liable to the corporation or its stockholders for monetary damages  for breach of fiduciary  duty as a director.

I, Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed  below,  this  July 22, 2013:··

Signed and Attested  to by:

Harvard  Busi ness  Services, Inc.
R ichard H. Bell,
lncorporator

CERTIFICATE OF
AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF

Digital Commerce Solutions Inc.

Digital Commerce Solutions Inc, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Digital Commerce Solutions Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, preparing said amendment lo be advisable and calling a meeting of the stockholders of said corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST' so that, as amended said Article shall be and read as follows:

FIRST:   The name of the corporation is: RESlJLTS-BASED OUTSOURCING .INC

SECOND:   That thereafter, pursuant to resolution of its Board of Directors,  a special meeting  of  the  stockholders of  said corporation was  duly called and  held, upon  notice   in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF. said Digital Commerce Solutions Inc. bas issued this certificate to be signed by its Authorized Officer this 5th  day of September. 2014.

By:  _________________

Name:  Mary Ellen Schloth – please print
Title:  CEO